Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
NET INCOME FOR THE SECOND QUARTER OF 2009

NEW YORK, August 3, 2009—Loews Corporation (NYSE:L) today reported income from operations before investment losses for the 2009 second quarter of $519 million compared to $575 million in the 2008 second quarter. Income from continuing operations for the 2009 second quarter was $341 million, or $0.78 per share, compared to $511 million, or $1.00 per share, in the 2008 second quarter.

Book value per common share increased to $34.60 at June 30, 2009, as compared to $30.73 at March 31, 2009 and $30.18 at December 31, 2008. The increase during the second quarter of 2009 was primarily driven by a $1.2 billion (after tax and noncontrolling interests) improvement in fair value of the Company’s fixed maturities investment portfolio reflecting a narrowing of credit spreads.

Net income (loss) and earnings (loss) per share information attributable to Loews common stock and the former Carolina Group stock is summarized in the table below:

	June 30,
	Three Months		Six Months
(In millions, except per share data)	2009	2008	2009	2008

Net income (loss) attributable to Loews common stock:
Income before net investment losses	$519	$575	$182	$1,013
Net investment losses (a)	(178)	(64)	(488)	(93)
Income (loss) from continuing operations	341	511	(306)	920
Discontinued operations, net (a)	(1)	4,348	(1)	4,494
Net income (loss) attributable to Loews common stock	340	4,859	(307)	5,414
Net income attributable to former Carolina Group stock -
Discontinued operations, net (b)		104		211
Net income (loss) attributable to Loews Corporation	$340	$4,963	$(307)	$5,625
Net income (loss) per share:
Loews common stock:
Income (loss) from continuing operations	$0.78	$1.00	$(0.70)	$1.77
Discontinued operations, net		8.54		8.64
Net income (loss) attributable to Loews common stock	$0.78	$9.54	$(0.70)	$10.41
Former Carolina Group stock - Discontinued operations, net		$0.96		$1.95
Book value per share of Loews common stock at:
June 30, 2009	$34.60
December 31, 2008	$30.18

(a)
Includes a tax-free non-cash gain of $4,287 for the three and six months ended June 30, 2008 related to the separation of Lorillard, Inc. and an after tax gain of $75 for the six months ended June 30, 2008 from the sale of Bulova Corporation.

(b)	The Carolina Group and Carolina Group stock were eliminated effective June 10, 2008 as part of the separation of Lorillard.

Income from Continuing Operations

Three Months Ended June 30, 2009 Compared with 2008

The decrease in income from continuing operations primarily reflects higher net investment losses offset by an increase in net investment income at CNA Financial Corporation and strong results at Diamond Offshore Drilling, Inc. Net investment income benefited from higher limited partnership results, partially offset by the impact of lower short-term interest rates.

Income from continuing operations includes net investment losses of $178 million (after tax and noncontrolling interests) in the second quarter of 2009 compared to $64 million in the comparable prior year period. Net investment losses in the second quarter of 2009 were primarily driven by other-than-temporary impairment losses recognized in CNA’s available-for-sale portfolio.

Six Months Ended June 30, 2009 Compared with 2008

The loss from continuing operations in 2009 primarily reflects higher net investment losses at CNA and a non-cash impairment charge of $1.0 billion ($660 million after tax) recorded in the first quarter of 2009, related to the carrying value of HighMount Exploration & Production LLC’s natural gas and oil properties, reflecting declines in commodity prices, partially offset by strong results at Diamond Offshore. There were no comparable impairment charges in the prior year period. Lower investment income in the first half of 2009 also contributed to the unfavorable comparison to the prior year period.

Net investment losses were $488 million (after tax and noncontrolling interests) in the first half of 2009, compared to $93 million in the comparable prior year period.

Discontinued Operations

In June of 2008, the Company disposed of its entire ownership interest in Lorillard, Inc. through the redemption of Carolina Group stock in exchange for Lorillard common stock and an exchange of our remaining Lorillard common stock for Loews common stock. The Carolina Group and Carolina Group stock have been eliminated. The Company also sold Bulova Corporation in January 2008. Lorillard’s results of operations and the gain on disposal of Lorillard and Bulova have been classified as discontinued operations.

SHARE REPURCHASES

At June 30, 2009, there were 434,017,991 shares of Loews common stock outstanding. During the second quarter, the Company acquired 1,195,900 shares of Loews common stock for approximately $32 million. Subsequent to June 30, 2009, the Company acquired 1,000,000 shares of Loews common stock for approximately $26 million. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

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CONFERENCE CALLS

A conference call to discuss the second quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Monday, August 3, 2009. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 18149646.

A conference call to discuss the second quarter results of CNA has been scheduled for 10:00 a.m. EDT, Monday, August 3, 2009. A live webcast of the call will be available online at http://investor.cna.com. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (800) 289-0507, or for international callers, (913) 312-0837.

A conference call to discuss the second quarter results of Boardwalk Pipeline was held on Monday, July 27, 2009. An online replay is available on Boardwalk Pipeline’s website (www.bwpmlp.com).

A conference call to discuss the second quarter results of Diamond Offshore was held on Thursday, July 23, 2009. An online replay is available on Diamond Offshore’s website (www.diamondoffshore.com).

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ABOUT LOEWS CORPORATION

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE: DO), a 50.4% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE: BWP), a 75% owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	June 30,
	Three Months		Six Months
	2009	2008	2009	2008
	(Amounts in millions except per share data)
Revenues:
Insurance premiums	$1,656	$1,774	$3,328	$3,586
Net investment income	735	697	1,182	1,176
Investment losses	(297)	(109)	(828)	(160)
Contract drilling revenues	923	937	1,779	1,707
Other	517	623	1,096	1,225
Total	3,534	3,922	6,557	7,534

Expenses:
Insurance claims & policyholders’ benefits	1,295	1,472	2,637	2,861
Contract drilling expenses	306	273	600	558
Impairment of natural gas and oil properties (a)			1,036
Other	1,176	1,070	2,395	2,146
Total	2,777	2,815	6,668	5,565

Income (loss) before income tax	757	1,107	(111)	1,969
Income tax (expense) benefit	(197)	(340)	198	(593)

Income (loss) from continuing operations	560	767	87	1,376

Discontinued operations:
Results of operations	(1)	170	(1)	343
Gain on disposal (b)		4,282		4,362
Net income (loss)	559	5,219	86	6,081
Amounts attributable to noncontrolling interests	(219)	(256)	(393)	(456)
Net income (loss) attributable to Loews Corporation	$340	$4,963	$(307)	$5,625

Net income (loss) attributable to:
Loews common stock:
Income (loss) from continuing operations	$341	$511	$(306)	$920
Discontinued operations, net	(1)	4,348	(1)	4,494
Net income (loss) attributable to Loews common stock	340	4,859	(307)	5,414
Former Carolina Group stock - Discontinued operations, net		104		211
Net income (loss) attributable to Loews Corporation	$340	$4,963	$(307)	$5,625

Income (loss) per share attributable to Loews common stock:
Income (loss) from continuing operations	$0.78	$1.00	$(0.70)	$1.77
Discontinued operations, net		8.54		8.64
Diluted net income (loss) attributable to Loews common stock	$0.78	$9.54	$(0.70)	$10.41

Diluted net income per share of former Carolina Group stock
- Discontinued operations, net		$0.96		$1.95

Weighted diluted number of shares:
Loews common stock	435.63	509.43	435.09	520.17
Former Carolina Group stock		108.60		108.60

(a)	The non-cash impairment charge ($660 after tax) for the six months ended June 30, 2009 relates to the carrying value of HighMount’s natural gas and oil properties.
(b)
Includes a tax-free non-cash gain of $4,287 for the three and six months ended June 30, 2008 related to the separation of Lorillard, Inc. and an after tax gain of $75 for the six months ended June 30, 2008 from the sale of Bulova Corporation.

Loews Corporation and Subsidiaries
Additional Financial Information

	June 30,
	Three Months		Six Months
	2009	2008	2009	2008
		(In millions)

Revenues:
CNA Financial	$2,393	$2,432	$4,563	$4,765
Diamond Offshore	957	970	1,843	1,762
HighMount	147	201	322	390
Boardwalk Pipeline	201	206	425	419
Loews Hotels	73	105	146	202
Investment income and other	60	117	86	156
	3,831	4,031	7,385	7,694

Investment gains (losses):
CNA Financial	(297)	(111)	(829)	(162)
Corporate and other		2	1	2
	(297)	(109)	(828)	(160)
Total	$3,534	$3,922	$6,557	$7,534

Income (Loss) Before Income Tax:
CNA Financial	$431	$367	$631	$684
Diamond Offshore	520	590	971	995
HighMount (a)	46	76	(960)	151
Boardwalk Pipeline	18	64	69	153
Loews Hotels (b)	6	32	(23)	50
Investment income, net	60	117	85	156
Other (c)	(27)	(30)	(56)	(60)
	1,054	1,216	717	2,129

Investment gains (losses):
CNA Financial	(297)	(111)	(829)	(162)
Corporate and other		2	1	2
	(297)	(109)	(828)	(160)
Total	$757	$1,107	$(111)	$1,969

Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$278	$227	$418	$427
Diamond Offshore	181	194	344	330
HighMount (a)	29	48	(612)	95
Boardwalk Pipeline (d)	8	28	30	67
Loews Hotels (b)	3	19	(15)	30
Investment income, net	40	77	56	102
Other (c)	(20)	(18)	(39)	(38)
	519	575	182	1,013

Investment gains (losses):
CNA Financial	(178)	(65)	(488)	(94)
Corporate and other		1		1
	(178)	(64)	(488)	(93)

Income (loss) from continuing operations	341	511	(306)	920
Discontinued operations, net (e)	(1)	4,348	(1)	4,494
Net income (loss) attributable to Loews common stock	340	4,859	(307)	5,414
Former Carolina Group stock - Discontinued operations, net		104		211
Net income (loss) attributable to Loews Corporation	$340	$4,963	$(307)	$5,625

(a)	Reflects a non-cash impairment charge of $1,036 ($660 after tax) for the six months ended June 30, 2009 related to the carrying value of HighMount’s natural gas and oil properties.
(b)	Reflects an impairment charge of $27 ($16 after tax) for the six months ended June 30, 2009 related to the write down of Loews Hotels' entire investment in a hotel property.
(c)	Consists primarily of corporate interest expense and other unallocated expenses.
(d)	Represents 74.0%, 70.3%, 73.9% and 70.3% ownership interest in Boardwalk Pipeline for the respective periods.
(e)
Includes a tax-free non-cash gain of $4,287 for the three and six months ended June 30, 2008 related to the separation of Lorillard, Inc. and an after tax gain of $75 for the six months ended June 30, 2008 from the sale of Bulova Corporation.